Exhibit 99.2
RIC KAYNE PUBLISHES INVESTOR PRESENTATION HIGHLIGHTING URGENT NEED FOR CHANGES TO ATHIRA’S BOARD OF DIRECTORS

New, Independent, Shareholder-Centric Directors are Needed to Ensure ATH-1017’s Significant Potential is Realized and Reverse Destruction of Shareholder Value by Athira’s Current Board

Launches Campaign Website with Additional Information for Shareholders: www.SaveAthira.com

Urges Athira Shareholders to VOTE their BLUE Proxy Card TODAY

NEW YORK – April 25, 2022 – Richard A. (Ric) Kayne, who together with his affiliates beneficially owns approximately 4.8% of the outstanding shares of common stock of Athira Pharma, Inc. (NASDAQ: ATHA) (“Athira” or the “Company”), today released a detailed  presentation to Athira’s shareholders demonstrating  the need for immediate change on the Company’s Board of Directors (the “Board”) to properly oversee the clinical trials for ATH-1017 and preserve the value of shareholders’ investment.

The presentation, which can be found at www.SaveAthira.com, articulates the following:
•	Why immediate change is needed on Athira’s Board;
•	The current Board’s track record of poor oversight and decision making, which puts ATH-1017 at significant risk;
•	The Board’s numerous corporate governance failures; and
•	Why Ric Kayne and George Bickerstaff are highly qualified to serve as Athira’s directors.

Mr. Kayne said: "Athira’s Board is playing roulette with shareholders’ capital, and the fate of ATH-1017, a potential game-changing treatment for people suffering from Alzheimer’s, hangs in the balance. This Board has a record of reckless decision making which has cost shareholders hundreds of millions of dollars in lost value.  The current Board’s haphazard CEO search process, which led to the appointment of Mark Litton, who was hand-picked and severely underqualified to serve in this role, demonstrates a significant lack of oversight and cannot be ignored.  It is stunning to me that the Board continues to allow Mark Litton, who has no clinical trial experience, and who falsified his academic credentials in SEC filings, to lead a management team at this crucial time. The Board knows Mark Litton is the wrong guy for the job, yet they inexplicably stand by him.

“Athira’s shareholders – as well as those who have been affected by Alzheimer’s and are eager for a potential breakthrough drug like ATH-1017 – deserve a Board and management with the industry, operating, strategic and financial expertise that can best position the Company for long-term success.  Due to the ongoing clinical trials of ATH-1017, time is of the essence.  I urge all shareholders to review the presentation filed today and vote the BLUE proxy card to install much needed oversight and accountability in Athira’s boardroom.”

Help us send a strong message to Athira’s Board that there must be consequences for its record of blunders which have cost shareholders hundreds of millions of dollars in lost value and jeopardized a promising drug candidate that could change the lives of Alzheimer’s patients and their families.

Protect the value of your investment at Athira.
Please VOTE TODAY by signing, dating and returning your BLUE proxy card.

Your Vote Is Important, No Matter How Many or How Few Shares You Own!

Please VOTE TODAY by signing, dating and returning the BLUE proxy card.
Simply follow the instructions on the BLUE proxy card.

If you have questions about how to vote your shares, please contact:

Harkins Kovler, LLC
Shareholders Call Toll-Free: +1 (800) 339-9883
Banks and Brokers Call Collect: +1 (212) 468-5380
Email: ATHA@HarkinsKovler.com

REMEMBER:
Please simply DISCARD any WHITE proxy card that you may have received from Athira. Returning a WHITE proxy card – even if you vote “withhold” on Athira’s nominees – will REVOKE any vote you had previously submitted on Mr. Kayne’s BLUE proxy card.

Submit your VOTE by signing, dating and returning your BLUE proxy card TODAY.

Willkie Farr & Gallagher LLP is acting as legal counsel to Mr. Kayne and Harkins Kovler, LLC is acting as proxy solicitor.

Disclaimer
The views expressed in the solicitation materials referenced herein and/or attached hereto represent the opinions of Richard A. Kayne and certain of his affiliates (collectively, the “Kayne Entities”) that hold shares of Athira Pharma, Inc. (“Athira” or the “Company”) and are based on publicly available information with respect to the Company.  The Kayne Entities and the other participants in the Kayne Entities’ solicitation are collectively referred to herein as the “Participants”.  The Participants recognize that there may be confidential information in the possession of the Company that could lead it or others to disagree with their conclusions.  The Participants reserve the right to change any of their opinions expressed in any of the solicitation materials at any time as they deem appropriate.
The solicitation materials are provided merely as information and are not intended to be, nor should they be construed as, an offer to sell or a solicitation of an offer to buy any security.  The solicitation materials do not constitute a recommendation to purchase or sell any security.  Each of the Kayne Entities beneficially owns, and/or has an economic interest in, securities of the Company.  It is possible that there will be developments in the future that cause the Kayne Entities from time to time to sell all or a portion of their holdings of the Company in open market transactions or otherwise (including via short sales), buy additional shares (in open market or privately negotiated transactions or otherwise), or trade in options, puts, calls or other derivative instruments relating to such shares.
Although the Participants believe the statements made in the solicitation materials are substantially accurate in all material respects and do not omit to state material facts necessary to make those statements not misleading, the Participants make no representation or warranty, express or implied, as to the accuracy or completeness of those statements or any other written or oral communication any of them may make with respect to the Company and any other companies mentioned, and the Participants expressly disclaim any liability relating to those statements or communications (or any inaccuracies or omissions therein).  Thus, shareholders and others should conduct their own independent investigation and analysis of such statements and communications and of the Company and any other companies to which those statements or communications may be relevant.
The solicitation materials may contain links to articles and/or videos (collectively, “Media”).  The views and opinions expressed in such Media are those of the author(s)/speaker(s) referenced or quoted in such Media and, unless specifically noted otherwise, do not necessarily represent the opinions of the Participants.
The Participants have not sought or obtained consent from any third party to use any statements or information contained in the solicitation materials. Any such statements or information should not be viewed as indicating the support of such third party for the views expressed herein or therein. All trademarks and trade names used in any solicitation materials are the exclusive property of their respective owners.
Additional Information
On April 11, 2022, Mr. Kayne, together with the other Participants, filed a definitive proxy statement (the “Definitive Proxy Statement”) and an accompanying BLUE proxy card with the U.S. Securities and Exchange Commission (the “SEC”) to solicit votes for the election of their slate of highly qualified director nominees at the 2022 annual meeting of the stockholders of the Company.
THE PARTICIPANTS STRONGLY ADVISE ALL STOCKHOLDERS OF THE COMPANY TO READ THE DEFINITIVE PROXY STATEMENT AND ANY OTHER PROXY MATERIALS FILED WITH THE SEC BECAUSE THEY CONTAIN IMPORTANT INFORMATION, INCLUDING INFORMATION ABOUT THE IDENTITY OF THE PARTICIPANTS IN THE SOLICITATION AND A DESCRIPTION OF THEIR DIRECT OR INDIRECT INTERESTS THEREIN.  THE DEFINITIVE PROXY STATEMENT AND SUCH OTHER PROXY MATERIALS ARE AVAILABLE AT NO CHARGE ON THE SEC’S WEBSITE AT HTTP://WWW.SEC.GOV AND ARE ALSO AVAILABLE AT NO CHARGE ON REQUEST FROM THE PARTICIPANTS’ PROXY SOLICITOR, HARKINS KOVLER, LLC AT (800) 339-9883 OR VIA EMAIL AT ATHA@HARKINSKOVLER.COM.
Cautionary Statement Regarding Forward-Looking Statements
Certain statements contained in the solicitation materials are forward-looking statements including, but not limited to, statements that are predications of or indicate future events, trends, plans or objectives. Undue reliance should not be placed on such statements because, by their nature, they are subject to known and unknown risks and uncertainties. Forward-looking statements are not guarantees of future performance or activities and are subject to many risks and uncertainties. Due to such risks and uncertainties, actual events or results or actual performance may differ materially from those reflected or contemplated in such forward-looking statements. Forward-looking statements can be identified by the use of the future tense or other forward-looking words such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” “should,” “may,” “will,” “objective,” “projection,” “forecast,” “continue,” “strategy,” “position” or the negative of those terms or other variations of them or by comparable terminology. All forward-looking statements address matters that involve risks and uncertainties, many of which are beyond the Participants’ control. Accordingly, there are or will be important factors that could cause actual results to differ materially from those indicated in such statements and, therefore, you should not place undue reliance on any such statements.
Important factors that could cause actual results to differ materially from the expectations set forth herein include, among other things, the factors identified in the Company’s public filings. Such forward-looking statements should therefore be construed in light of such factors, and the Participants are under no obligation, and expressly disclaim any intention or obligation, to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Media Contacts
Jonathan Gasthalter/Nathaniel Garnick
Gasthalter & Co.
(212) 257-4170